Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into PSI Energy, Inc.'s previously filed Registration Statement File Nos. 33-48612 and 33-57064.


ARTHUR ANDERSEN LLP
Indianapolis, Indiana,
March 27, 1995